Exhibit 99.1

ChronoScale Reports Fiscal First Quarter 2027 Results

MENLO PARK, Calif. – October 15, 2026 — ChronoScale Holdings Corporation (NASDAQ: CHRN) (“ChronoScale” or the “Company”), an accelerated compute platform purpose-built to support demanding artificial intelligence workloads, reported financial results for the fiscal first quarter ended August 31, 2026.

Following the business combination completed on May 5, 2026, the Company classified its legacy Ekso Bionics business (“Legacy Ekso Business”) as held for sale and reported its results in discontinued operations in accordance with U.S. generally accepted accounting principles (“GAAP”). Accordingly, Legacy Ekso Business’ results are excluded from the Company’s continuing operations and presented separately in its consolidated financial statements. Subsequent to quarter end, the Company completed the sale of the Legacy Ekso Business on September 30, 2026. Unless otherwise specified, disclosures in this earnings release, including the below, reflect continuing operations only.

Fiscal First Quarter 2027 Financial Highlights

●	Revenue: $41.5 million, up 148% from $16.7 million in the prior-year comparable period.

●	Net loss: $26.4 million.

●	Net loss per basic and diluted share: $0.18.

●	Adjusted EBITDA: $5.9 million.

Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of this non-GAAP measure to the most directly comparable financial measure presented in accordance with accounting principles generally accepted in the United States (“GAAP”) is set forth below. See “Reconciliation of GAAP to Non-GAAP Measures.”

Fiscal First Quarter 2027 Operational Highlights

●	Secured a 50 MW AI compute deployment with Microsoft in North America, which is expected to integrate NVIDIA GB300 NVL72 systems with liquid cooling, high-performance networking, storage, software, and purpose-built data center infrastructure, positioning the Company among a select group of providers delivering next-generation, high-density AI capacity to a hyperscale customer.

●	Entered a strategic partnership with Nutanix to deliver enterprise-ready AI infrastructure, broadening the company’s reach beyond hyperscalers and accelerating adoption of its AI services across global markets.

●	Entered into a three-year strategic partnership with Baseten Labs, Inc to support the planned deployment of approximately 4 MW of AI compute capacity, with completion expected in calendar Q1 2027.

Subsequent to the Quarter

●	On September 30, 2026, ChronoScale completed the sale of the Legacy Ekso Business, exiting it entirely and eliminating its ongoing operating funding requirements.

●	Announced a contract extension with an existing AI customer and a new customer agreement, putting ChronoScale on track for $1 billion in annualized run-rate revenue* by calendar Q3 2027.

●	Received $328.2 million in aggregate prepayments under its existing customer contracts.

Management Commentary

“We believe our strong revenue growth and expanded customer commitments validate the demand we are seeing and our opportunity to grow alongside our customers,” said Cenly Chen, Chief Executive Officer of ChronoScale. “Our Microsoft deployment and partnerships with Nutanix and Baseten should position us to serve hyperscale and enterprise AI demand, while the completed Ekso sale is intended to allow us to sharpen our focus on AI infrastructure. With our customer agreements and current deployment schedule supporting an expected $1 billion in annualized revenue run rate by calendar Q3 2027, our priority is disciplined execution and delivering the infrastructure our customers need at scale.”

Financial Results from Operations for Fiscal First Quarter 2027

Revenue in the fiscal first quarter of 2027 was $41.5 million, up 148% from $16.7 million in the fiscal first quarter of 2026. The increase was primarily attributable to revenue generated from a new customer during the three months ended August 31, 2026, including revenue recognized from the sale of AI infrastructure hardware and related support and maintenance services pursuant to resale arrangements with the customer.

Cost of revenues were $45.6 million for the three months ended August 31, 2026, up 91% from $23.9 million in the prior-year period. The increase was driven primarily by higher AI infrastructure hardware purchases under resale arrangements with a customer, along with higher depreciation and amortization from additional in-service compute equipment and leases, higher energy costs from increased rates and usage, and higher personnel expenses. These increases were partially offset by lower lease and lease-related expenses resulting from prior-period lease renegotiations.

Selling, general and administrative expense increased approximately $20.4 million, to $20.7 million for the three months ended August 31, 2026, from $0.4 million in the prior-year period. The increase was driven primarily by higher stock-based compensation from restricted stock unit and restricted stock award grants to eligible employees and non-employee directors, respectively during the period, higher professional service expenses for legal services related to discrete transactions and projects, and higher personnel expenses from increased headcount. Lease and lease-related expenses not directly attributable to generating revenue also increased, as did other general operating costs, including filing fees, insurance, and supplies.

Net loss from continuing operations for the fiscal first quarter 2027 was $26.4 million, or $0.18 per basic and diluted share. This compares to a net loss from continuing operations of $11.2 million, or $0.08 per basic and diluted share for the fiscal first quarter of 2026.

*Annualized run-rate revenue is an operating metric calculated by multiplying revenue expected to be recognized under the Company’s customer contracts in a quarterly period by four. Annualized run-rate revenue is based on current assumptions regarding contract terms and deployment schedules, is not a forecast of revenue for any specific reporting period, and is not a measure of revenue calculated in accordance with GAAP. Actual revenue may differ materially.

Net loss from discontinued operations was $16.1 million for the three months ended August 31, 2026 and represents the statement of operations activity related to the Legacy Ekso Business.

Adjusted EBITDA, a non-GAAP financial measure, was $5.9 million for the fiscal first quarter 2027 compared to an Adjusted EBITDA of $9.4 million for the fiscal first quarter 2026.

As of August 31, 2026, the Company had $15.2 million in cash and cash equivalents.

For the details of how the Company defines non-GAAP financial measures and the reconciliation thereof, please see “Reconciliation of GAAP to Non-GAAP Measures” below.

About ChronoScale

ChronoScale (Nasdaq: CHRN) is an accelerated compute platform purpose-built to support demanding artificial intelligence workloads. Focused on large-scale deployments, the platform delivers dedicated compute environments optimized for performance, consistency, and long-term operational execution, with the ability to scale capacity alongside accelerating AI demand.

Forward-Looking Statements

Statements in this Press Release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such forward-looking statements include but are not limited to: (i) statements regarding the Company, its plans and objectives and anticipated future economic performance; (ii) statements about the cloud compute industry; (iii) statements regarding the Company’s ability to expand capacity and meet accelerating demand; (iv) statements regarding the Company’s ability to execute on planned infrastructure deployments and commissioning schedules; (v) statements regarding the performance of customers, suppliers, utilities and other counterparties; (vi) statements regarding the expected timing, scale, financing and revenue contribution of the Company’s planned deployments, including for Microsoft and Baseten, the anticipated implementation of the Nutanix partnership, and the Company’s expected annualized run-rate revenue; and (vii) statements of assumptions underlying other statements and statements about the Company or its business. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations. These risks, uncertainties, and other factors include: the ability to raise capital to fund the acquisition and deployment of GPUs, other equipment and other capital expenditures, including significant existing purchase obligations for AI infrastructure; our customers’ ability to terminate their agreements under certain circumstances, require refunds of upfront payments or prepayments, or be entitled to delay credits or penalties if we fail to perform on a timely basis or at all with respect to our deployment and other obligations under existing customer contracts; the availability and timely delivery of GPUs, power and other equipment from third-party suppliers and utilities; the Company’s ability to enter into definitive agreements, including with respect to the Nutanix partnership and the lease and tenant fit-out arrangements for the Texas data center facility supporting the Microsoft deployment; the Company’s ability to replace departing key personnel; the timely achievement of the deployment schedule in its customer agreements; customer concentration and the ability to renew or expand customer relationships; achievement of our target annualized run-rate revenue and revenue expectations in connection with our customer contracts; limitations on the Company’s ability to attract and retain key personnel, including executive officers and Board members of the Company; the success of the Company’s risk management activities, including any failure by the Company to implement and maintain effective internal controls; cash flow and access to capital; conditions in the debt and equity capital markets; slower than anticipated growth in the cloud compute industry; uncertainties related to market conditions, and other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the SEC on August 19, 2026, and the Company’s Quarterly Report on Form 10-Q for the quarter ended August 31, 2026, filed with the SEC on October 14, 2026, and the risks described in other filings that the Company may make from time to time with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required by applicable law.

Use and Reconciliation of Non-GAAP Financial Measures

To supplement our consolidated financial statements presented under GAAP, we are presenting certain non-GAAP financial measures. We are providing these non-GAAP financial measures to disclose additional information to facilitate the comparison of past and present operations by providing perspective on results absent one-time or significant non-cash items. We utilize these measures in the business planning process to understand expected operating performance and to evaluate results against those expectations. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results, provide management and investors with an additional understanding of our core business operating results regarding factors and trends affecting our business and provide a reasonable basis for comparing our ongoing results of operations.

These non-GAAP financial measures are provided as supplemental measures to our performance measures calculated in accordance with GAAP and therefore, are not intended to be considered in isolation or as a substitute for comparable GAAP measures. These non-GAAP financial measures should not be viewed as measures or reflections of liquidity or profitability in accordance with GAAP. Further, these non-GAAP financial measures have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. Because of the non-standardized definitions of non-GAAP financial measures, we caution investors that the non-GAAP financial measures as used by us in this earnings release have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. Further, investors should be aware that when evaluating these non-GAAP financial measures, these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, from time to time in the future there may be items that we may exclude for purposes of our non-GAAP financial measures and we may in the future cease to exclude items that we have historically excluded for purposes of our non-GAAP financial measures. Likewise, we may determine to modify the nature of the adjustments to arrive at our non-GAAP financial measures. Investors should review the non-GAAP reconciliations provided below and not rely on any single financial measure to evaluate our business.

EBITDA and Adjusted EBITDA

“EBITDA” is defined as earnings before interest expense, interest income, and depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for stock-based compensation, unutilized colocation expenses, diligence, acquisition, disposition and integration expenses, gain on change in fair value of warrants, loss on sale of assets, and other non-recurring expenses that management believes are not representative of our expected ongoing costs.

Investor Relations Contact

Ralf Esper or Clay Liolios

Gateway Group, Inc.

(949) 574-3860

CHRN@gateway-grp.com

CHRONOSCALE HOLDINGS CORPORATION Condensed Consolidated Balance Sheets (Unaudited) (Dollars in thousands, except par value amounts)

	August 31, 2026	May 31, 2026
ASSETS
Current assets:
Cash	15,221	$9,664
Accounts receivable	7,557	12,542
Prepaid expenses and other current assets	2,924	2,200
Current assets held for sale	4,988	19,841
Total current assets	30,690	44,247
Property and equipment, net	32,491	32,081
Operating lease right of use assets, net	67,297	72,004
Finance lease right of use assets, net	109,876	122,509
Goodwill	54,387	54,513
Other assets	664	520
TOTAL ASSETS	$295,405	$325,874

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,780	$9,052
Accrued liabilities	7,334	3,740
Current portion of operating lease liability	18,998	18,130
Current portion of finance lease liability	43,478	47,571
Current portion of debt	10,539	3,370
Current deferred revenue	57	—
Current liabilities held for sale	4,988	5,028
Total current liabilities	101,174	86,891
Long-term portion of operating lease liability	35,434	40,289
Long-term portion of finance lease liability	2,457	10,729
Long-term debt	151	474
Long-term portion of deferred revenue	107	—
Warrant liabilities	5,432	5,454
Total liabilities	144,755	143,837
Commitments and contingencies
Temporary equity:
Convertible preferred stock, $0.001 par value; 10,000,000 shares authorized; 0 issued and outstanding as of August 31, 2026; 2,926 issued and outstanding as of May 31, 2026, with a $2,926 redemption value	—	2,012
Stockholders’ equity:
Common stock, $0.001 par value; 290,000,000 shares authorized; 145,637,452 and 145,212,325 shares issued and outstanding as of August 31, 2026 and May 31, 2026, respectively	145	145
Additional paid in capital	392,451	379,342
Accumulated deficit	(241,946)	(199,462)
Total stockholders’ equity	150,650	180,025
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY	$295,405	$325,874

CHRONOSCALE HOLDINGS CORPORATION Condensed Consolidated Statements of Operations (Unaudited) (Dollars in thousands, except per share amounts)

	Three Months Ended
	August 31, 2026	August 31, 2025
Revenue	$41,482	$16,718
Costs and expenses:
Cost of revenues	45,628	23,876
Selling, general and administrative	20,741	383
Loss on sale of assets	—	492
Total costs and expenses	66,369	24,751
Operating loss	(24,887)	(8,033)
Interest expense, net	1,565	3,210
Gain on change in fair value of warrants	(22)	—
Net loss from continuing operations	$(26,430)	$(11,243)
Net loss from discontinued operations	$(16,054)	$—
Net loss	$(42,484)	$(11,243)

Basic and diluted net loss per share attributable to common shareholders
Continuing operations	$(0.18)	$(0.08)
Discontinued operations	(0.11)	—
Basic and diluted net loss per share	$(0.29)	$(0.08)
Basic and diluted weighted average number of shares outstanding	145,407,573	138,216,820

CHRONOSCALE HOLDINGS CORPORATION Reconciliation of GAAP to Non-GAAP Measures (Unaudited) (In thousands, except percentage data)

	Three Months Ended
	August 31, 2026	August 31, 2025
CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(42,484)	$(11,243)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	15,338	14,486
Stock-based compensation expense	10,128	90
Lease expense	5,109	5,193
Gain on change in fair value of warrants	(22)	—
Loss on sale of assets	—	492
Amortization of debt discounts	159	—
Loss on classification of held for sale	14,126	—
Changes in operating assets and liabilities:
Accounts receivable	5,810	(3,434)
Prepaid expenses and other current assets	(780)	(424)
Other assets	(200)	—
Accounts payable	6,786	(2,030)
Accrued liabilities	3,741	2,717
Lease assets and liabilities	(3,179)	(2,810)
Deferred revenues	93	(2,942)
CASH FLOW PROVIDED BY OPERATING ACTIVITIES	14,625	95
CASH FLOW FROM INVESTING ACTIVITIES
Purchases of property and equipment and other assets	(3,063)	(977)
CASH FLOW USED IN INVESTING ACTIVITIES	(3,063)	(977)
CASH FLOW FROM FINANCING ACTIVITIES
Repayment of note payable	(313)	—
Repayment of finance leases	(13,692)	(25,737)
Proceeds from Grid Note from Applied Parent	7,000	—
Capital contributions from Applied Parent	—	24,228
Proceeds from exercise of warrants	1,000	—
CASH FLOW USED IN FINANCING ACTIVITIES	(6,005)	(1,509)
NET INCREASE (DECREASE) IN CASH	5,557	(2,391)
CASH, BEGINNING OF PERIOD, INCLUDING CASH FROM DISCONTINUED OPERATIONS	9,666	2,398
CASH, END OF PERIOD, INCLUDING CASH FROM DISCONTINUED OPERATIONS	15,223	—
Less: CASH FROM DISCONTINUED OPERATIONS	2	—
CASH FROM CONTINUING OPERATIONS, END OF PERIOD	15,221	$7
Supplemental disclosure of non-cash investing and financing activities:
Fair value adjustment of goodwill acquired in reverse merger acquisition	$126	$—
Deemed dividend in connection with equity financings	$171	$—
Series B preferred shares converted to common	$2,183	$—
Operating right-of-use assets obtained by lease obligation	$402	$—
Supplementary cash flows disclosure:
Interest paid	$1,327	$3,210
Net loss from continuing operations (GAAP)	$(26,430)	$(11,243)
Interest expense	1,580	$3,210
Interest income	(10)	—
Depreciation and amortization	15,338	14,486
EBITDA (Non-GAAP)	$(9,522)	$6,453
Stock-based compensation (1)	10,128	90
Unutilized colocation expenses (2)	2,383	2,355
Diligence, acquisition, disposition, and integration expenses (3)	2,526	6
Gain on change in fair value of warrants	(22)	—
Loss on sale of assets	—	492
Other non-recurring expenses (4)	447	34
Adjusted EBITDA (Non-GAAP)	$5,940	$9,430

(1)	Represents stock-based compensation expense and employment taxes incurred in connection with the vesting of stock-based awards.

(2)	Represents expenses at third-party owned colocation facilities where we have not yet deployed.

(3)	Represents legal, accounting and consulting costs incurred in association with certain discrete transactions and projects.

(4)	Represents expenses that are not representative of our expected ongoing costs.